UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

Intraware, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25249	68-0389976
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Orinda Way
Orinda, California    94563
(Address of principal executive offices including zip code)

(925) 253-4500
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05    Amendment to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On February 6, 2008, the Board of Directors of Intraware, Inc. (the "Company") approved a new Code of Business Conducts and Ethics (the "Code of Ethics") in order to update our prior code of ethics by replacing it in its entirety. The Code of Ethics applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants. The Code of Ethics covers various issues including, without limitation, conflicts of interest, insider trading, corporate opportunities, competition and fair dealing and confidentiality.

We intend to disclose future amendments to certain provisions of our Code of Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our web site identified below.

The Code of Ethics is filed herewith as Exhibit 14.1 and is incorporated by reference herein. In addition, the full text of our Code of Ethics is posted on our web site at http://www.intraware.com/library/corporate_governance/.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished pursuant to Item 5.05:
14.1	Code of Business Conduct and Ethics of Intraware, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2008	INTRAWARE, INC.

By: /s/ Wendy A. Nieto Wendy A. Nieto Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
14.1	Code of Business Conduct and Ethics of Intraware, Inc. Also provided in PDF format as a courtesy.